EXHIBIT 5.1

[LETTERHEAD OF MILLER, CANFIELD, PADDOCK AND STONE PLC]

October 30, 2006

BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, Michigan 48326

Ladies and Gentlemen:

We have acted as your counsel in connection with, relating to the issuance of your 5.750% Senior Notes due November 1, 2016 (the “Securities”), pursuant to a Senior Note Indenture dated as of September 23, 1999 (the “Indenture”), between you (the “Company”) and the Bank of New York trust Company, N.A., as trustee (the “Trustee”), and a form of First Supplemental Indenture to be entered into between the Company and the Trustee (the “Supplemental Indenture”).

In arriving at the opinions expressed below, we have examined and relied on the preparation and filing with the Securities and Exchange Commission of your Registration Statement on Form S-3 (Registration No. 333-84931) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), the Indenture, the form of the Supplemental Indenture incorporated by reference as an exhibit to the Registration Statement, and the underwriting agreement entered into by the Company and the Underwriters named therein (the “Underwriting Agreement”). In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as confirmed or photostatic copies. We have also assumed that the Supplemental Indenturewill, when executed and delivered, be substantially in the form submitted to us for examination

Based on the foregoing, it is our opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2. The execution and delivery of the Indenture and the Supplemental Indenture by the Company and the issuance and sale of the Securities pursuant thereto, and the terms and provisions of the Securities, have been validly authorized by the Board of Directors of the Company.

3. When the Securities are executed by the Company and authenticated by the Trustee, and when the Securities have been issued as provided in the Indenture and the Supplemental Indenture, the Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other law relating to, or affecting creditors’ rights generally and subject to general principles of equity.

We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement and in the Prospectus which is a part thereof. By the giving of such consent we do not admit that we are experts with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

Miller, Canfield, Paddock and Stone PLC

DISCLOSURE UNDER TREASURY CIRCULAR 230: The United States Federal tax advice contained in this document and its attachments, if any, may not be used or referred to in the promoting, marketing or recommending of any entity, investment plan or arrangement, nor is such advice intended or written to be used, and may not be used, by a taxpayer for the purpose of avoiding Federal tax penalties. Advice that complies with Treasury Circular 230’s “covered opinion” requirements (and thus, may be relied on to avoid tax penalties) may be obtained by contacting the author of this document.